Exhibit 10.2

CONSULTING AGREEMENT

     This Consulting Agreement (the “Agreement”) dated as of August 5, 2004, is by and between OrthoLogic Corp., a Delaware corporation (the “Company”), and Darrell Carney, Ph.D. (“Consultant”).

RECITAL:

     The Company desires to engage Consultant, and Consultant desires to accept such engagement, on the terms and conditions set forth in this Agreement.

AGREEMENT:

     In consideration of the conditions and covenants contained herein, the parties agree as follows:

     1. Engagement. The Company hereby engages Consultant and Consultant hereby accepts such engagement with the Company, under the terms and conditions set forth in this Agreement (the “Engagement”).

     2. Duties.

          (a) During the Engagement, Consultant shall perform such consulting services for the Company as the Company may reasonably request Consultant to perform. Consultant shall initially serve as General Manager of the CBI Division of the Company (“GM”). Consultant shall operate and manage the business operations of the CBI Division subject to the general policies of the Company and the supervision of the Vice President and Chief Technology Officer. Consultant shall devote time as required for the performance of services for the Company hereunder. A more specific list of Consultant’s duties is set forth in Exhibit A.

          (b) The Company recognizes that Consultant currently serves as professor in the Department of Human Biological Chemistry and Genetics at the University of Texas Medical Branch in Galveston (“UTMB”), and that unless and until Consultant shall no longer serve in such position, Consultant will determine the portion of his business time to be devoted to UTMB and the portion of his business time to be devoted to the Company, provided, that Consultant shall devote to the affairs of the Company such time as is necessary to carry out his duties hereunder. Subject to his duties to UTMB, Consultant shall devote substantially all of his business time, attention, and energies to the business and affairs of the Company and use his best efforts to advance the interests of the Company.

          (c) During the Initial Term, the Consultant shall serve as the Chairman of the Company’s Scientific Advisory Board.

     3. Term. Unless terminated for cause as provided herein, the Engagement shall commence on August 5, 2004 and continue through the second anniversary of the

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commencement date (the “Initial Term”). Thereafter the Engagement will be terminable by either party with or without cause pursuant to Section 5 of this Agreement.

     4. Fees and Expenses.

          (a) The Company shall pay to Consultant a fee of $200,000 per year, payable in equal monthly installments or, at the discretion of the Company, on the Company’s regular employee payroll schedule.

          (b) The Company shall pay or reimburse Consultant for all reasonable travel and other expenses incurred or paid by Consultant, with the prior approval of the Company, in connection with the performance of services under this Agreement. Payment shall be made within 30 days following the presentation of expense statements or vouchers and supporting information consistent with the Company’s reimbursement policies.

          (c) The Consultant shall be eligible for performance bonuses and stock option programs created for the Consultant by the Company’s Board of Directors on an annual basis in its sole discretion.

     5. Termination. Consultant’s Engagement by the Company shall terminate as set forth below. No termination shall affect any rights or obligations accruing prior thereto or any continuing obligations of the parties hereunder.

          (a) The Engagement shall be terminable by the Company for cause during the Initial Term of the Engagement. After the Initial Term, the Engagement will be terminable by either party with or without cause 45 days after notice of termination is given by either party. If the Company terminates the Engagement during the Initial Term for cause, or after the Initial Term with or without cause, the Company shall have no further obligation to pay the Consultant his consulting fee. If the Company terminates the Engagement during the Initial Term without cause and provided the Consultant first executes a Severance Agreement in the form then used by the Company, the Company shall continue to pay the Consultant his consulting fee for the time period that is the greater of (i) the remaining period on the Initial Term, or (ii) 12 months, in either case payable monthly, or, at the discretion of the Company, on the Company’s regular employee payroll schedule.

          (b) Either party may terminate the Engagement for cause by giving the other party 10 days notice, which shall specify the cause for the termination. Cause shall include material neglect of duties, violations of ethical policies (including insider trading policies) established by the Company, and commission of acts of dishonesty that negatively affect the Consultant’s standing in the academic community or challenge Consultant’s research integrity. However, during such 10-day period, if the reason for termination is curable and the party receiving notice cures the specified cause, the Engagement shall not terminate.

          (c) Additionally, the Engagement shall terminate immediately upon the death or disability of the Consultant. For this purpose, the Consultant shall be deemed to be disabled if

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he is unable substantially to perform the duties required by the Engagement for a continuous period of 30 days or for any 30 days within any 90-day period.

          (d) If, upon a merger in which the Company is not the surviving entity or upon the sale of substantially all the Company’s assets, the entity who steps into the shoes of the Company under this Agreement requires the Consultant to relocate over 30 miles outside of Galveston, Texas, such requirement will be deemed under this Agreement as a termination without cause.

     6. Loyalty During Engagement Term. Except as it relates to his employment as a professor at the University of Texas, the Consultant will not engage in any way whatsoever, directly or indirectly, in any business that is in the business of developing growth factors, proteins, peptides and small molecules intended for tissue repair or regeneration, nor solicit, or in any other manner work for or assist any such business. During the term of Consultant’s engagement by the Company, Consultant will undertake no planning for or organization of any such business activity, and Consultant will not combine or conspire with any employee of the Company or any other person or entity for the purpose of organizing any such competitive business activity.

     7. Injunctive Relief. It is agreed that the restrictions contained in Section 6 of this Agreement are reasonable, but it is recognized that damages in the event of the breach of any of those restrictions will be difficult or impossible to ascertain; and, therefore, Consultant agrees that, in addition to and without limiting any other right or remedy the Company may have, the Company shall have the right to an injunction against Consultant issued by a court of competent jurisdiction enjoining any such breach without showing or proving any actual damage to the Company.

     8. Part of Consideration. Consultant also agrees, acknowledges, covenants, represents and warrants that he is fully and completely aware that, and further understands that, the restrictive covenants contained in Section 6 of this Agreement and in the Intellectual Property, Confidentiality and Non-Competition Agreement dated August 5, 2004 between the Company and the Consultant (the “IP Agreement”) which is incorporated herein are an essential part of the consideration for the Company entering into this Agreement and that the Company is entering into this Agreement in full reliance on such acknowledgments, covenants, representations and warranties.

     9. Nondelegability of Consultant’s Rights and Company Assignment Rights. The obligations, rights and benefits of Consultant hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. Upon mutual agreement of the parties, the Company upon reasonable notice to Consultant may transfer Consultant to an affiliate of the Company, which affiliate shall assume the obligations of the Company under this Agreement. This Agreement shall be assigned automatically to any entity merging with or acquiring the Company.

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     10. Amendment. Except for any documents regarding the grant of stock options, this Agreement and the IP Agreement contain, and their terms constitute, the entire agreement of the parties and supersede any prior agreements, and they may be amended only by a written document signed by both parties to the respective agreements.

     11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona, exclusive of the conflict of law provisions thereof, and the parties agree that any litigation pertaining to this Agreement shall be in courts located in Maricopa County, Arizona.

     12. Attorneys’ Fees. If any party finds it necessary to employ legal counsel or to bring an action at law or other proceeding against the other party to enforce any of the terms hereof, the party prevailing in any such action or other proceeding shall be paid by the other party its reasonable attorneys’ fees as well as court costs all as determined by the court and not a jury.

     13. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered given and delivered when personally delivered to the party to whom such notice or communication is addressed, or one business day after posting with an overnight courier, or when confirmation is received if sent by facsimile, or five business days after deposit in the United States mail, postage prepaid, with return receipt requested, properly addressed to a party at the address set forth below, or at such other address as such party shall have specified by notice given in accordance with this Section:

If to the Company, to:	OrthoLogic Corp. 1275 W. Washington St. Tempe, AZ 85281 James T. Ryaby, Ph.D. Attn: Senior Vice President of Research And Clinical Affairs (602) 286-5326

If to Consultant, to:	Darrell Carney, Ph.D. 2200 Market, Suite 600 Galveston, TX 77550 (409) 750-9251 phone (409) 750-9253 fax

     14. Entire Agreement. This Agreement and the IP Agreement constitute the final written expressions of the agreement between the parties with regard to Consultant’s engagement and are complete and exclusive statements of those terms. They supersede all understandings and negotiations concerning the matters specified herein and therein. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this written Agreement or the IP Agreement shall be given no force or effect. The parties

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specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement and the IP Agreement shall be binding upon any party unless made in writing and signed by all parties.

     15. Waiver. The waiver by either party of the breach of any covenant or provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

     16. Invalidity of any Provision. The provisions of this Agreement are severable, it being the intention of the parties hereto that should any provisions hereof be invalid or unenforceable, such invalidity or unenforceability of any provision shall not affect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provisions were omitted.

     17. Attachments. The IP Agreement and all attachments or exhibits to this Agreement are incorporated herein by this reference as though fully set forth herein. In the event of any conflict, contradiction or ambiguity between the terms and conditions in this Agreement and any of its attachments, the terms of this Agreement shall prevail.

     18. Interpretation of Agreement. When a reference is made in this Agreement to an article or section, such reference shall be to an article or section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

     19. Headings. Headings in this Agreement are for informational purposes only and shall not be used to construe the intent of this Agreement.

     20. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     21. Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     22. Indemnification. The Company will indemnify Consultant for all costs, expenses, losses and damages arising out of the Company’s promotion, manufacture or use of its products (including, but not limited to Chrysalin) provided that Consultant agrees to promptly notify the Company of any such indemnifiable claims, and to give sole control of litigation and settlement of such claims to the Company, and to participate in the defense thereof. Consultant will

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indemnify the Company, its directors, officers and employees, for all costs, expenses, losses and damages arising from its breach or its affiliates’ breach of this Agreement.

     This Agreement has been executed by the parties as the date first written above.

     IN WITNESS WHEREOF, Consultant and the Company have executed this Agreement as of the day and year first written above.

COMPANY		CONSULTANT

OrthoLogic Corp.		Darrell Carney, Ph.D.

By:	/s/ Thomas R. Trotter	/s/ Darrell Carney

Thomas R. Trotter
Chief Executive Officer

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Exhibit A — Consultant’s Duties

     1. General management of the CBI Division of OrthoLogic Corp.

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INTELLECTUAL PROPERTY
AND CONFIDENTIALITY AGREEMENT

     This Agreement made as of the 5th day of August, 2004, between OrthoLogic Corp., a Delaware corporation with its principal place of business in Arizona (the “Company”), and Darrell Carney, a consultant of the Company (the “Contractor”).

RECITALS

     A. The Contractor is engaged by the Company, or is about to be engaged by the Company, as a consultant (the “Engagement”) pursuant to the terms of the Consultant Agreement dated as of August 5, 2004 between the Consultant and the Company and which is incorporated by reference into this Agreement.

     B. The Contractor has been, or will be, given access by the Company to confidential and proprietary information of the Company.

     C. The Company has retained the Contractor pursuant to the terms of the Engagement.

     D. During the term of the Engagement, Contractor may, in the course of providing services under the Engagement, create or develop Inventions and/or Creations for the Company, as defined herein, that are intended to be owned exclusively by the Company, and the parties understand that Company shall exclusively own all such Inventions and Creations.

AGREEMENTS

     IN CONSIDERATION of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Contractor and the Company agree as follows:

     1. Nondisclosure of Proprietary Information. The Company invents, develops, manufactures and markets processes and products that involve experimental or inventive work. The Company’s success depends upon the protection of these processes and products by patent, by copyright, or by secrecy. The Contractor has had, or may have, access to the Company’s Proprietary Information, as defined in this Section 1. Access to this Proprietary Information is given to the Contractor only if the Contractor agrees to keep that information secret as follows:

          (a) “Proprietary Information” is all information, in whatever form, tangible or intangible, pertaining in any manner to the business of the Company, or any of its agents or employees, which was produced by any employee, consultant, or independent contractor of the Company including: (i) any and all methods, inventions, improvements, information, data or discoveries, whether or not patentable, that are secret, proprietary, confidential or generally undisclosed, (including information originated or provided by the Contractor) in any area of knowledge, including information concerning trade secrets, processes, software, products, patents, patent applications, inventions, formulae, apparatus, techniques, technical data, clinical data, clinical trials, improvements, specifications, servicing, attributes and relative attributes relating to any of the Company’s equipment, devices, processes, or products, or research and development thereof, including all information relating to the Chrysalin peptide and Chrysalin preclinical and human clinical study data, products, engineering reports, drawings, diagrams, computer programs and data, peptide formulation information, specifications, prototypes, models, apparatus, techniques, know-how, marketing plans, other data, improvements, strategies, forecasts, customer lists, technical requirements of customers, and participating investigator lists, unless such information is in the public domain to such an extent as to be readily available to competitors; and (ii) the identities of the Company’s customers and potential customers (“Customers”) including Customers the Contractor successfully cultivates or maintains during his Engagement using the Company’s products, name or infrastructure; the identities of contact persons at Customers; the preferences, likes, dislikes and technical and other requirements of Customers and contact persons with respect to product types, pricing, sales calls, timing, sales terms, rental terms, lease terms, service plans, and other marketing terms and techniques; the Company’s business methods, practices, strategies, forecasts, know-how, pricing, and marketing plans and techniques; the identity of key accounts; the identity of potential key accounts; and the identities of the Company’s key employees and key business partners. Proprietary Information shall not include information which (i) is known to Contractor on a non-confidential basis prior to disclosure by the Company; (ii) is or hereafter becomes known to the general public without breach or fault on the part of Contractor; (iii) is disclosed to Contractor by a third party without restriction on disclosure and without breach of any nondisclosure obligation; or (iv) is independently developed by Contractor from information not protected under this Agreement by Contractor while Contractor has no access to related information disclosed by the Company.

          (b) The Contractor acknowledges that the Company has exclusive property rights to all Proprietary Information and the Contractor hereby assigns any and all rights Contractor might otherwise possess in any Proprietary Information to the Company. Except as required in the performance of the duties of his Engagement with the Company, the Contractor will not at any time during or after the term of his Engagement, without the prior written consent of the Company, directly or indirectly use, communicate, disclose, disseminate, lecture upon, publish articles or otherwise put in the public domain, any Proprietary Information or any other information of a secret, proprietary, confidential or general undisclosed nature relating to the Company, its products, Customers, processes or services, including information relating to testing, research, development, manufacturing, marketing or selling.

          (c) All documents, records, notebooks, notes, memoranda, data bases, and similar repositories containing Proprietary Information made or compiled by the Contractor at any time, including any and all copies thereof, are and shall be the property of the Company, shall be held by him in trust solely for the benefit of the Company, and shall be delivered to the Company by him on the termination of his Engagement or at any other time upon the request of the Company.

          (d) The Contractor agrees to certify in writing at or before final termination of the Engagement that the Contractor no longer has in the Contractor’s possession, custody or control of any copies of any business documents generated at or relating to the Company nor any Proprietary Information, whether in hard copy, on a computer’s hard drive, on disks or in any other form or media.

          (e) All information regarding the Company’s business disclosed to, learned by or developed by the Contractor during the course of the Engagement shall be presumed to be Proprietary Information.

          (f) For five years after the termination of his consulting engagement for the Company, the Consultant agrees to provide notification, at the start of any new engagement or employment, to all subsequent employers or contracting parties who are involved in any way in the pharmaceuticals industry or are otherwise competitors of the Company, of the terms and conditions of this Agreement, along with a copy of this Agreement.

     2. Inventions.

          (a) “Inventions” shall mean discoveries, concepts and ideas, whether patentable or not, including improvements, know-how, data, processes, methods, formulae and techniques, as well as improvements thereof or know-how related thereto, but only those which Consultant makes, discovers or conceives, either solely or jointly with others, in the course of performing his consulting services for the Company pursuant to this Agreement, or with the use of the Company’s facilities, materials or personnel, or arising from the Company’s Confidential Information, including, but not limited to, Chrysalin, its derivatives and variations, and any ancillary products to Chrysalin’s distribution, disbursement, storage or distribution, and thrombin peptide or TP508 Technology, as defined in the Patent License Agreement dated April 27, 2004. All Inventions shall be solely the property of the Company and the Contractor agrees to perform the requirements of this Section with respect thereto without the payment by the Company of any royalty or any consideration other than as provided in this Agreement.

          (b) The Contractor shall maintain written notebooks in which he shall set forth on a current basis information as to all Inventions describing in detail the procedures employed and the results achieved as well as information as to any studies or research projects undertaken on the Company’s behalf, whether or not in the Contractor’s opinion a given project has resulted in an Invention. The written notebooks shall at all times be the property of the Company and shall be surrendered to the Company upon termination of his Engagement or upon request of the Company.

          (c) The Contractor shall apply, at the Company’s request and expense, for United States and foreign letters patent either in the Contractor’s name or otherwise as the Company shall desire.

          (d) The Contractor hereby assigns to the Company all of his rights to Inventions, applications for United States Patent and/or foreign letters patent and to United States and/or foreign letters patent granted upon Inventions, including without limitation, all renewals, reissues, extensions, continuations, divisions or continuations-in-part thereof.

          (e) The Contractor shall acknowledge and deliver promptly to the Company without charge to the Company but at its expense such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of the Contractor’s inventorship, as may be necessary in the opinion of the Company to obtain, maintain, extend, reissue and enforce United States and/or foreign letters patent relating to the Inventions and to vest the entire right and title thereto in the Company or its nominee.

          (f) The Contractor’s obligation to assist the Company in obtaining and enforcing patents for Inventions in any and all countries shall continue beyond the Engagement, but the Company shall compensate the Contractor at a reasonable rate for time actually spent by him at the Company’s request on such assistance. If the Company is unable for any reason whatsoever to secure the Contractor’s signature to any lawful and necessary document required to apply for or execute any patent application with respect to any Inventions, including renewals, reissues, extensions, continuations, divisions or continuations-in-part thereof, the Contractor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as his agents and attorneys-in-fact to act for and in his behalf and instead of the Contractor, to execute and file any application and to do all other lawful permitted acts to further the prosecution and issuance of patents with the same legal force and effect as if executed by the Contractor.

          (g) As a matter of record the Contractor has identified on Exhibit A, attached hereto, all inventions or improvements relevant to the activity of the Company which have been made or conceived or first reduced to practice by the Contractor alone or jointly with others prior to his Engagement by the Company, that he desires to remove from the operation of this Section 2; and the Contractor covenants that such list is complete as of the date of this Agreement. The Consultant may update the list on a periodic basis. If there is no such list or if no Exhibit A is attached, the Contractor represents that he has made no such inventions and improvements at the time of signing this Agreement.

          (h) The Contractor will not assert any rights under any inventions, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by him prior to his being engaged by the Company or during the term of his Engagement if based on or otherwise related to Proprietary Information.

          (i) No provisions of this Section shall be deemed to limit the restrictions applicable to the Contractor under Section 1.

     3. Creations.

          (a) “Creations” shall include, without limitation, all designs, logos, slogans, improvements, plans, developments, marks, names, symbols, phrases, graphics, advertising, images, art work, processes, business methods, trade secrets, any and all copyrightable expression, all copyrightable works, and all patentable subject matter, in all media (whether existing now or to be invented), that are conceived, created, made, developed, or acquired by or for Contractor as a result of the services performed by him during the Engagement and for the Company, whether or not protected by statute and including all derivative works.

          (b) Creations shall be deemed “work made for hire” under the United States Copyright laws, Title 17 of the United States Code, and the Company will be deemed the author of the work product.

          (c) Contractor hereby assigns to Company its entire right, title, and interest, if any, in and to any and all Creations, including without limitation all copyright rights, patent rights, trade secrets, trademark rights and associated goodwill, along with all rights to derivative works and the right to apply for and obtain any applicable registrations and all other available legal protections for the Creations.

          (d) The Contractor shall acknowledge and deliver promptly to the Company without charge to the Company but at its expense such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of the Creations, as may be necessary in the opinion of the Company to obtain, maintain, extend, reissue and enforce any applicable registrations relating to the Creations and to vest the entire right and title thereto in the Company or its nominee.

     4. Shop Rights. The Company shall also have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services derived from any inventions, discoveries, concepts and ideas, whether or not patentable, including processes, methods, formulas and techniques, as well as improvements thereof or know-how related thereto, which are not within the scope of Inventions as defined in Section 2 but which are conceived or made by the Consultant during the period Consultant is engaged by the Company or with the use or assistance of the Company’s facilities, materials or personnel.

     5. Non-solicitation of Customers or Employees of Company.

          (a) For a period of one year after termination of his Engagement, the Contractor agrees that he will not solicit the business of any company that was a Customer or strategic partner of the Company at any time during the Consultant’s Engagement by the Company, provided, however, if the Consultant becomes employed by or represents a business that exclusively sells products that do not compete with products then marketed or intended to be marketed by the Company, such contact shall be permissible.

          (b) During the term of his Engagement and for a period of one year after termination of his Engagement, the Contractor will not solicit any of the Company’s employees for a competing business or otherwise induce or attempt to induce such employees to terminate their employment with the Company.

     6. Exclusive Engagement. During the period of this Engagement by the Company, the Consultant shall not, without the Company’s express written consent, engage in any employment, consulting activity or business other than for the Company or for the University of Texas. Activity as a passive investor in or outside director for another business enterprise shall not be considered a violation of this section for so long as such business enterprise is not competing or conducting business with the Company and so long as such activities do not adversely impact Consultant’s performance of job duties.

     7. Non-Compete. The parties acknowledge that the Consultant has acquired or will acquire much knowledge and information concerning the Company’s business and Customers as the result of the Consultant’s Engagement. The parties further acknowledge that the scope of business in which the Company is engaged is nationwide and very competitive, that such business is one in which few companies can compete successfully, and that competition by the Consultant in that business would injure the Company severely. Accordingly, Consultant agrees that during this Engagement and for a period of one year following the end of the Engagement (i) if he is paid a severance under section 5 of his Consulting Agreement; or (ii) if he is paid his Non-Compete Fee (as defined below); Consultant will not take any of the following actions:

          (a) Engage in work activity or in conjunction with a company that is in the business of developing growth factors, proteins, peptides or small molecules intended for tissue repair or regeneration;

          (b) With respect to any Customer that Consultant worked with during the Engagement, directly or indirectly, sell or attempt to sell products for or on behalf of any business that manufactures, assembles, distributes, offers or sells any products that compete with products in human clinical trials, manufactured, assembled, distributed, offered or sold by the Company;

          (c) With respect to any Customer or client with which Consultant worked during the Engagement and to which the Company has made a proposal or sale, or with which the Company has been having discussions, persuade or attempt to persuade such Customer not to transact business with the Company, or instead to transact business with another person or organization; or

          (d) Work directly or indirectly in any position that requires the Consultant to disclose Proprietary Information.

If the Consultant’s Engagement ends without a severance payment under section 5 of the Consulting Agreement, the Company will have 60 days following the end of the Consultant’s Engagement to notify the Consultant of its decision to avail itself of the option pay him a Non-Compete Fee, which is the sum equal to 50 percent of his last 12 month’s regular consulting fees, payable in accordance with the Company’s regular payroll schedule, in exchange for Consultant’s adherence to the non-compete restrictions in this section 7.

     8. Compliance with Law and Amendment by Court: If there is any conflict between any provision of this Agreement and any statue, law, regulation or judicial precedent, the latter shall prevail, but the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring them within the requirements of the law. If any part of this Agreement shall be held by a court of proper jurisdiction to be indefinite, invalid or otherwise unenforceable, the entire Agreement shall not fail on account thereof, but: (i) the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in an unconscionable injustice; and (ii) the court shall amend the Agreement to the extent necessary to make the Agreement valid and enforceable.

     9. Freedom From Engagement Restrictions. The Contractor represents and warrants that the Contractor has not entered into any agreement, whether express, implied, oral, or written, that poses an impediment to the Contractor’s Engagement by the Company including the Contractor’s compliance with the terms of this Agreement. In particular, the Contractor is not subject to a preexisting non-competition agreement, and no restrictions or limitations exist respecting the Contractor’s ability to perform fully the Contractor’s obligations with the Company including the Contractor’s compliance with the terms of this Agreement.

     10. Third Party Trade Secrets. During the Contractor’s Engagement by the Company, the Contractor agrees not to copy, refer to, or in any way use information which is proprietary to any third party (including any previous employer). The Contractor represents and warrants that the Contractor has not improperly taken any documents, listings, hardware, software, discs, or any other tangible medium that embodies proprietary information from any third party, and that the Contractor does not intend to copy, refer to, or in any way use information which is proprietary to any third party in performing the Contractor’s duties for the Company.

     11. Legitimate Business Purpose. Contractor hereby acknowledges and agrees that each and every provision of this Agreement serves a legitimate business purpose and exists to protect the legitimate business interests of the Company.

     12. Injunctive Relief; Legal Fees. The Contractor acknowledges that a breach of this Agreement is likely to result in irreparable and unreasonable harm to the Company, that damages caused by a breach would be extremely difficult to calculate, and that injunctive relief, as well as damages, would be appropriate. If any party finds it necessary to employ legal counsel or to bring an action at law or other proceeding against the other party to enforce any of the terms hereof, the party prevailing in any such action or other proceeding shall be paid by the other party its reasonable attorneys’ fees as well as court costs all as determined by the court and not a jury.

     13. Survival. The obligations described in Sections 1, 2, 3, 4, 5, 7 and 12 of this Agreement shall survive any termination of this Agreement.

     14. Successors and Assigns. This Agreement is personal to the Contractor and any may not be assigned by Contractor. Any and all rights acknowledged or granted to the Company under this Agreement may be freely assigned by the Company.

     15. Prior Agreements; Waiver. If Contractor currently has a written confidentiality or non-compete agreement with the Company, this Agreement will supersede all provisions of that agreement that cover the same subject matter as this Agreement. This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter contained in it and supersedes those provisions of all prior and contemporaneous agreements, representations and understandings of the parties pertaining to the same subject matter. No waiver of any of the provisions of this Agreement shall be deemed to, or shall constitute a waiver of, any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     16. Governing Law. This Agreement is entered into in Arizona and shall be governed by the laws of the State of Arizona for all purposes. The parties hereby submit themselves to the courts of the State of Arizona, located in the County of Maricopa, for the purpose of personal jurisdiction in any action to enforce this Agreement.

     17. Construction. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either party.

The headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement in any way. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. The parties agree that each party has reviewed this Agreement and has had the opportunity to have counsel review the same and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in the Agreement, they shall be deemed to be followed by the words “without limitation.”

     18. Consultation. The Consultant is advised to obtain the advice of legal counsel before signing this Agreement. By their signatures below, the Consultant and the Company’s representative acknowledge that they have each read the entire contents of this Agreement, that they fully understand the terms and conditions hereof, and that each has independently had an opportunity to review and discuss the Agreement with the advisor(s) or counsel of their respective choosing.

OrthoLogic Corp.

/s/ Thomas R. Trotter

Thomas R. Trotter
For the Company
8/5/04

Date

/s/ Darrell Carney

Darrell Carney
General Manager of the CBI Division of OrthoLogic Corp.

8/5/04

Date

EXHIBIT A

     Ladies and Gentlemen:

     The following is a complete list of all inventions or improvements relevant to the subject matter of my engagement by OrthoLogic (the “Company”) which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

     X No inventions or improvements

         See below

         Additional sheets attached

/s/ Darrell Carney

Name Date: 8/5/04